                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional Information and to the use of our reports dated February
1, 2002,  with  respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable  Annuity Account XI included in  Post-Effective  Amendment No. 3 to the
Registration  Statement  under  the  Securities  Act of 1933  (Registration  No.
333-84159)  and  Amendment  No.  4  to  the  Registration  Statement  under  the
Investment  Company  Act of 1940  (Registration  No.  811-09517)  on Form N-4 of
Variable Annuity Account XI and the related Statement of Additional  Information accompanying the Prospectus of Scarborough Advantage Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 8, 2002